                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                        BLYTH HOLDINGS INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                              BLYTH HOLDINGS INC.

                                ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON                 , 1996

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Blyth Holdings Inc. ("the Company"), a Delaware corporation, will be held on
       , 1996 at a.m., local time, at the Company's offices located at 989 East Hillsdale Boulevard, Suite 400, Foster City, California for the purpose of ratifying the issuance of and the amendment to 8% Convertible Debentures in the aggregate principal amount of $7.35 million due June 3, 1999.

    The foregoing item of business is more fully described in the Proxy Statement accompanying this Notice.

    Stockholders of record at the close of business on September 30, 1996 shall be entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,
                                          Judith Mayer O'Brien,

                                          Secretary

Foster City, California
           , 1996

                             YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                              BLYTH HOLDINGS INC.
                    989 EAST HILLSDALE BOULEVARD, SUITE 400
                         FOSTER CITY, CALIFORNIA 94404

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Blyth Holdings Inc. (the "Company") for use at the Special Meeting of Stockholders to be held at the Company's principal office located at 989 East Hillsdale
Boulevard, Suite 400, Foster City, California on            , 1996 at      a.m.,
Pacific daylight savings time, and at any adjournment(s) thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Company's telephone number is (415)571-0222. These proxy
solicitation materials were mailed on or about October    , 1996 to all
stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

    Stockholders of record at the close of business on September 30, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 10,931,350 shares of the Company's Common Stock, $.01 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
William M. Glynn) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

SOLICITATION

    The cost of this solicitation will be borne by the Company. The Company has retained the services of Skinner & Co. (the "Agent"), to perform a search of brokers, bank nominees and other institutional owners. The Company estimates that it will pay the Agent a fee of $3,000 for its services and will reimburse it for reasonable out-of-pocket expenses, if necessary. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; VOTING; ABSTENTIONS; BROKER NON-VOTES

    The Company's Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Special Meeting with respect to such matter. On all matters each share of Common Stock has one vote.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to the proposal set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to the proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    The Company currently intends to hold its 1997 Annual Meeting of Stockholders in August 1997 and to mail proxy statements relating to such meeting in July 1997. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than March 26, 1997 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with in a timely fashion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of the Record Date, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director of the Company, (iii) Michael J. Minor, Stephen
R. Lorentzen and David R. Seaman, the Company's executive officers who were named in the Summary Compensation Table appearing in the Proxy Statement for the Company's Annual Meeting of Stockholders held on August 20, 1996, and (iv) all directors and executive officers of the Company as a group.

                                                                         NUMBER OF     PERCENT
NAME AND ADDRESS (1)                                                       SHARES     OF TOTAL
- -----------------------------------------------------------------------  ----------  -----------
Stephens Group, Inc. (2) ..............................................     855,000       7.82%
  111 Center Street
  Little Rock, AR 72203

Richard J. Hanschen (3) ...............................................     745,000       6.82%
  12102 Vendome Place
  Dallas, TX 75230

State of Wisconsin Investment Board ...................................     660,834       6.05%
  Lake Terrace
  121 East Wilson Street
  PO. Box 7842
  Madison, WI 53707

Michael J. Minor (4)...................................................     578,666       5.29%

Stephen R. Lorentzen (5)...............................................     141,146       1.29%

William E. Konrad (6)..................................................     160,500       1.47%

David R. Seaman (7)....................................................     207,814       1.90%

Christopher Steffen (8)................................................          --         --

All directors and executive officers as a group (five persons) (9).....   1,833,126      16.77%

- ------------------------

 (1) Except as otherwise indicated below the persons whose names appear in the table above have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to community property laws, where applicable.

 (2) Includes warrants to purchase 450,000 shares of Common Stock exercisable within 60 days of the Record Date.

 (3) Includes (i) 200,000 shares and warrants to purchase 200,000 shares of Common Stock which are exercisable within sixty (60) days of the Record Date, and which are held by VSH II Limited Partnership, of which Mr. Hanschen is a general partner; (ii) 100,000 shares of Common Stock held by VSH III Limited Partnership, of which Mr. Hanschen is a general partner; and
    (iii) warrants to purchase 215,000 shares of Common Stock which are currently exercisable or will become exercisable within sixty (60) days of the Record Date, 60,000 of which are held in the name of Vier Sohne Progeny Trust.

 (4) Includes (i) 14,500 shares of Common Stock and warrants to purchase 14,500 shares of Common Stock exercisable within sixty (60) days of the Record Date held jointly by Mr. Minor and his spouse; (ii) 74,000 shares of Common Stock and warrants to purchase 74,000 shares of Common stock exercisable within sixty (60) days of the Record Date held by an IRA for the benefit of Mr. Minor's spouse; (iii) 38,500 shares of Common Stock and warrants to purchase 11,500 shares of Common

    Stock exercisable within sixty (60) days of the Record Date held by an IRA for the benefit of Mr. Minor; and (iv) 351,666 shares subject to outstanding options which are currently exercisable or will become exercisable within sixty (60) days of the Record Date. Mr. Minor disclaims beneficial ownership of the shares set forth in clause (ii) above.

 (5) Includes (i) a warrant to purchase 60,000 shares of Common Stock which is currently exercisable or will become exercisable within sixty (60) days of the Record Date held by Mr. Lorentzen and (ii) 81,146 shares subject to outstanding options which are currently exercisable or will become exercisable within sixty (60) days of the Record Date.

 (6) Includes warrants to purchase 40,000 shares which are currently exercisable or will become exercisable within sixty (60) days of the Record Date.

 (7) Includes options to purchase 70,000 shares of Common Stock exercisable within sixty (60) days of the Record Date.

 (8) Mr. Steffen was elected to the Board of Directors effective as of September 17, 1996.

 (9) Includes the shares described in footnotes 3, 4, 5, 6, and 7 above.

                                    PROPOSAL
      RATIFICATION OF ISSUANCE OF AND AMENDMENT TO CONVERTIBLE DEBENTURES

INTRODUCTION

    As of June 4, 1996, the Company had approximately $3.8 million in cash and cash equivalents, which management believed was insufficient to fund the Company's ongoing research and development of new products and working capital requirements. In addition, the Company's business strategy includes forming strategic relationships with industry vendors and large corporate customers, which requires the Company to maintain a strong balance sheet. In order to raise additional cash and to strengthen the Company's balance sheet, effective as of June 4, 1996, the Company issued 8% Convertible Debentures due June 3, 1999 in the aggregate principal amount of $7.35 million (the "Original Debentures"). Copies of the Form of 8% Convertible Debenture due June 3, 1999 and the Form of Regulation S securities Subscription Agreement were filed as exhibits to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 28, 1996.

TERMS OF THE ORIGINAL DEBENTURES

    The principal and any accrued interest on the Original Debentures are generally convertible into Common Stock at a conversion price equal to the lesser of (i) $3.75 (the "Fixed Conversion Price"), or (ii) 85% of the average closing bid price of the Company's Common Stock for the five trading days immediately preceding the date of conversion. The Original Debentures are convertible at the option of the holder. One-third (1/3) of the principal amount is eligible for conversion beginning forty-five (45) days following June 4, 1996, an additional one-third (1/3) of the principal amount is eligible for conversion beginning seventy-five (75) days following June 4, 1996, and the balance is eligible for conversion beginning one hundred five (105) days following June 4, 1996. Any Original Debentures outstanding on June 4, 1999 will be automatically converted into Common Stock.

    The Company has the right to redeem Original Debentures submitted for conversion at a premium of the closing bid price of the Company's Common Stock on the date the Original Debenture is submitted for conversion over the conversion price for the Original Debentures. After June 3, 1997, the Company also has the right to call the Original Debentures with a minimum aggregate principal amount of $1.5 million at a premium over the original principal amount.

    Under the terms of the Subscription Agreements and the Original Debentures, the Company is obligated to convert an Original Debenture submitted for conversion within a stated period from the date the Original Debenture is submitted. If the Company fails to convert an Original Debenture within 5 business days of the date of submission of an Original Debenture for conversion, the Company will be liable for daily penalties of up to $100 per day for each $10,000 principal amount of Original Debentures not converted. In addition, if the Company does not have sufficient authorized Common Stock at the time an Original Debenture is submitted for conversion to permit the conversion, the Company will be liable for a penalty of up to 24% additional interest until such time as the Company has sufficient authorized Common Stock to effect a conversion.

    As of the Record Date, Original Debentures in the principal amount of $1.3 million had converted into an aggregate of 1,125,809 shares of Common Stock. In addition, Debentures in the aggregate principal amount of $307,333 had been redeemed, leaving outstanding Debentures in the aggregate principal amount of $5.75 million.

    The Original Debentures were issued pursuant to Regulation S promulgated under the Securities Act of 1933, as amended in a private offering to persons other than U.S. persons as defined in Rule 902 promulgated thereunder.

    Swartz Investments, Inc. ("Swartz") acted as Placement Agent in connection with the transaction. In consideration of such services, the Company paid to Swartz a fee of $514,500 and delivered warrants to purchase an aggregate of 137,200 shares of the Company's Common Stock at an exercise price of $3.75.

TERMS OF THE AMENDED DEBENTURES

    On September 6, 1996, the Company and holders of Original Debentures in the aggregate principal amount of $4.2 million agreed to amend these Original Debentures (the "Amended Debentures"). Under the terms of the amendment, the principal and any accrued interest on the Amended Debentures are convertible into Common Stock at a conversion price equal to the lower of (i) 95% of the highest ten day average closing bid price of the Company's Common Stock as reported on The Nasdaq National Market between October 15, 1996 and November 15, 1996, not to exceed $3.00 per share or be less than $2.25 per share or (ii) 85% of the average closing bid price of the Company's Common Stock for the five trading days immediately preceding the date of conversion. Fifty percent of the aggregate principal amount of each Amended Debenture will be convertible on December 1, 1996 and the balance of the principal amount of the Amended Debentures will become convertible on March 1, 1997. All of the other terms of the Amended Debentures are identical to the Original Debentures.

APPROVAL SOUGHT

    Schedule D of the Bylaws of The Nasdaq National Market on which the Company's Common Stock is presently listed, requires stockholder approval of the issuance of Common Stock (or securities convertible into Common Stock) equal to 20% or more of the Common Stock outstanding before the transaction for less than the greater of book or market value of the stock. Based upon a conversion price on the Original Issue Date of $3.75, the Debentures were convertible into 1,960,000 shares of Common Stock, which represented less than 20% of the Company's then outstanding Common Stock. However, since the Original Issue Date, the trading price of the Company's Common Stock has dropped so that as of the Record Date, the Debentures were convertible into more than 20% of the outstanding shares of the Company's Common Stock.

    Under The Nasdaq National Market's current interpretation of Schedule D, stockholder approval is required for this transaction and, after discussions with The Nasdaq National Market, the Company has agreed to seek stockholder ratification of the issuance of the Debentures and the subsequent amendment.

    If the stockholders ratify the Original Debentures and the Amended Debentures, the Original and Amended Debentures will be convertible or redeemable in accordance with their terms.

    If the stockholders do not ratify the issuance of the Debentures and the subsequent amendment, the Company will be able to allow only those Debentures that upon conversion (including those Debentures previously converted) would result in the issuance of no more than 19.9% of the Company's outstanding Common Stock as of the Original Issue Date to convert and the Company will repurchase the balance. The repurchase of such Debentures would substantially reduce the Company's available reserves of cash and cash equivalents, and adversely affect the Company's ability to conduct its business.

    If the Company does not repurchase the Debentures, The Nasdaq National Market will delist the Company's Common Stock.

    Accordingly, the Board of Directors strongly recommends a vote in favor of this proposal.

VOTE REQUIRED

    Approval of the proposal requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this matter at the Special Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be considered "Votes Cast" and, accordingly, will not affect the determination of whether the required majority of Votes Cast has been obtained with respect to the proposal. See "Information concerning Solicitation and Voting -- Quorum; Voting; Abstentions; Broker Non-Votes."

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.

                                          THE BOARD OF DIRECTORS

Dated:               , 1996

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                                 BLYTH HOLDINGS INC.
                            SPECIAL MEETING OF STOCKHOLDERS
                                             , 1996

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Blyth Holdings Inc., a Delaware corporation hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and
Proxy Statement, each dated               , 1996, and hereby appoints Michael J.
Minor and Stephen R. Lorentzen or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of
Stockholders of Blyth Holdings Inc. to be held on         , 1996, at      a.m.
local time, at the Company's offices located at 989 East Hillsdale Boulevard, Suite 400, Foster City, California, and at any adjournment(s) thereof and to vote all shares of Common Stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

    Proposal to ratify the issuance of 8% Convertible Debentures due June 3, 1999 in the aggregate principal amount of $7.35 million and the amendment to Debentures in the aggregate principal amount of $4.2 million.

                     / /  FOR      / /  AGAINST     / /  ABSTAIN


    This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR ratification of the issuance of 8% Convertible Debentures due June 3, 1999 in the aggregate principal amount of $7.35 million and the amendment to Debentures in the aggregate principal amount of $4.2 million.

                   Date:                         , 1996
                        -------------------------

    ---------------------------------------------
                   Signature

    ---------------------------------------------
                   Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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                                 FOLD AND DETACH HERE